Exhibit 23.2

                                   LAW OFFICES
                          D O N A. P A R A D I S O P.A.
                     WASHINGTON MUTUAL BANK TOWER (STE. 314)
                          2401 EAST ATLANTIC BOULEVARD
                             POMPANO BEACH, FL 33062
                                 (561) 373-4664







To the Board of Directors of
THE JACKSON RIVERS COMPANY


re: Form SB-2 Registration Statement


           Don A. Paradiso P.A. hereby consents to the use of its opinion dated December 14, 2001 for use in connection with the SB-2 Registration Statement and Prospectus filed with the Securities and Exchange Commission, and to the filing of such opinion as an exhibit to Amendment no. 1 thereto.





                                                         DON A. PARADISO, P.A.



December 14, 2001